Exhibit 32.2

Certification of CFO

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Gateway, Inc., a Delaware corporation (“Gateway”), does hereby certify, to such officer’s knowledge, that:

a) The Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “Form 10-Q”) of Gateway fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

b) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Gateway.

Dated: November 3, 2006

By:	/s/ JOHN P. GOLDSBERRY
John P. Goldsberry Senior Vice President & Chief Financial Officer

The foregoing certification is being furnished solely to accompany the Form 10-Q pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of Gateway, whether made before or after the date hereof, regardless of any general incorporation language in such filing.